Execution Version

FOURTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of November 5, 2019, is among Lilis Energy Inc., a Nevada corporation (the “Borrower”), certain Subsidiaries of the Borrower (the “Guarantors”), BMO Harris Bank N.A. (“BMO”), as Administrative Agent for the Lenders, and the other Lenders from time to time party hereto.
Recitals
A.    WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent are parties to that certain Second Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 10, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to make an amendment to the Credit Agreement as set forth herein.
C.    WHEREAS, the Borrower has informed the Administrative Agent that the Borrower may be unable to satisfy the leverage ratio covenant in Section 9.01(a) of the Credit Agreement as of the fiscal quarter ended September 30, 2019 (the “September 30, 2019 Leverage Ratio”) and the Borrower has requested that the Majority Lenders consent to a waiver of the requirement to comply with the September 30, 2019 Leverage Ratio (the “Waiver Request”).
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, which include all of the Lenders party to the Credit Agreement, agree as follows:
Section 1Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement.
Section 2    Waiver. Subject to the occurrence of the Effective Date, the Borrower hereby requests, and the Administrative Agent and the Majority Lenders hereby agree to the Waiver Request.
Section 3    Amendments. Subject to the occurrence of the Effective Date, the following amendments to the Credit Agreement shall be made:
3.1    Amendments to Section 1.01.

007870-0083-32445536

(a)    The following definitions are hereby added to the Credit Agreement in their entirety where alphabetically appropriate, in each case, to read as follows:
“Fourth Amendment Effective Date” means November 5, 2019
“Fourth Amendment Period” means the period commencing on and from the Fourth Amendment Effective Date and ending on the date on which the financial statements for the fiscal year ending December 31, 2019 are delivered pursuant to Section 8.01(a).
(b)    The definition of “EBITDAX” is hereby amended by amending and restating the penultimate paragraph to read as follows:
It is understood that (A) for the Fiscal Quarter of the Borrower ending December 31, 2019, EBITDAX shall be deemed to equal EBITDAX for the Fiscal Quarter then ending multiplied by 4, (B) for the Fiscal Quarter of the Borrower ending March 31, 2020, EBITDAX shall be deemed to equal EBITDAX for the two Fiscal Quarters then ending multiplied by 2 and (C) the Fiscal Quarter of the Borrower ending June 30, 2020, EBITDAX shall be deemed to equal EBITDAX for the three (3) Fiscal Quarter period then ending multiplied by 4/3.
3.2    Amendments to Section 3.04(c).
(a)    Section 3.04(c)(iv)(A) of the Credit Agreement is hereby amended to read as follows:
(A)    upon any Disposition or Unwind (other than a Disposition resulting from a Casualty Event or a Disposition pursuant to Section 9.11(a), (c), (f), (g), (i), (j), (l) and (n)), prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of such Disposition or Unwind; provided that if an Event of Default pursuant to Section 10.01(h) or Section 10.01(i) has occurred and is continuing, one hundred percent (100%) of the Net Proceeds of such Disposition or Unwind shall be applied to repay the Secured Obligations in accordance with the priority set forth in Section 10.02(c). For the avoidance of doubt, nothing in this paragraph is intended to permit any Loan Party to sell Property other than pursuant to Section 9.11, and any such non-permitted sale will constitute a breach of this Agreement; and

(b)    Section 3.04(c)(iv)(B) of the Credit Agreement is hereby amended to read as follows:
(B)    upon the incurrence or issuance of any Indebtedness not permitted under Section 9.02 or permitted pursuant to Section 9.02(n) and in each case the receipt of Net Proceeds thereof, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds received in respect of such Indebtedness; provided that if an Event of Default pursuant to Section 10.01(h) or Section 10.01(i) has occurred and is continuing, one hundred percent (100%) of the Net Proceeds received in respect of such Indebtedness shall be applied to repay the Secured Obligations in accordance with the priority set forth in Section

10.02(c). For the avoidance of doubt, nothing in this paragraph is intended to permit any Group Member to incur Indebtedness other than as permitted under Section 9.02, and any such incurrence of Indebtedness shall be a violation of Section 9.02 and a breach of this Agreement.
3.3    Amendment to Section 3.04(c). Section 3.04(c) is hereby amended to insert the following new clause (iv) and to renumber the existing clauses thereafter:
(iv)    During the 4th Amendment Period. In addition to the foregoing mandatory prepayments set forth in this Section 3.04(c), from and after the Fourth Amendment Effective Date through and until the date the November 1, 2019 Scheduled Redetermination has been completed, upon any Disposition (other than a Disposition resulting from a Casualty Event or a Disposition pursuant to Section 9.11(f) and (l)) resulting in Net Proceeds in excess of $5.0 million, the Borrower shall prepay the Loans in an aggregate amount equal to one hundred percent (100%) of the Net Proceeds of such Disposition.
3.4    Amendments to Section 6.02.
(a)    Section 6.02 is hereby amended by inserting the following new clause (e) to read as follows:
(e) the November 1, 2019 Scheduled Redetermination shall have been completed.
(b)    Section 6.02 is hereby amended by amending and restating the last paragraph therein to read as follows:
Each request for any such Borrowing and for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through Section 6.02(d).
3.5    Amendment to Section 8.01(n). Section 8.01(n) of the Credit Agreement is hereby amended and restated to read as follows:
(n)    Budget. (i) Concurrently with the delivery of each Reserve Report under Section 8.12, a certificate of a Financial Officer, setting forth a report, in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that a report substantially in the form of the budget report delivered to the Administrative Agent in connection with the consummation of the Closing Date shall be deemed to be reasonably satisfactory), of the projected production of Hydrocarbons by the Borrower and its Subsidiaries and the assumptions used in calculating such projections, the Borrower’s annual operating and capital expenditure budgets and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the remaining Fiscal Year on a quarterly basis and (ii) beginning November 14th, 2019 and on every other Thursday following such date , (A) an accounts payable aging of both the Borrower and its Restricted Subsidiaries and (B) a budget (including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements for the Borrower and its Restricted Subsidiaries) covering the 13-week period following the date of such delivery, in the case of clauses (A) and (B), in form and substance reasonably satisfactory to the Administrative Agent.
3.6    Amendment to Section 9.02(n). Section 9.02(n) of the Credit Agreement is hereby amended by inserting the following new proviso at the end thereof:
; provided that no Indebtedness shall be permitted pursuant to this Section 9.02(n) during the Fourth Amendment Period other than Indebtedness in the form of trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business to the extent it would constitute Indebtedness hereunder.
3.7    Amendment to Section 9.03(g). Section 9.03(g) of the Credit Agreement is hereby amended by inserting the following new proviso at the end thereof:
; provided further that no Liens shall be permitted pursuant to this Section 9.03(g) during the Fourth Amendment Period.
3.8    Amendment to Section 9.04(a)(v). Section 9.04(a)(v) of the Credit Agreement is hereby amended to replace the reference to “Third Amendment Period” therein with “Fourth Amendment Period”.
3.9    Amendment to Section 9.04(b)(A). Section 9.04(b)(A) of the Credit Agreement is hereby amended by inserting the following new proviso at the end thereof:
; provided that no Redemption shall be permitted pursuant to this Section 9.04(b)(A) during the Fourth Amendment Period.
3.10    Amendment to Section 9.05(g). Section 9.05(g) of the Credit Agreement is hereby amended by inserting the following new proviso at the end thereof:
; provided that no loans or advances shall be permitted pursuant to this Section 9.05(g) during the Fourth Amendment Period.
3.11    Amendment to Section 9.05(p). Section 9.05(p) of the Credit Agreement is hereby amended by inserting the following new proviso at the end thereof:
; provided that no Investments shall be permitted pursuant to this Section 9.05(p) during the Fourth Amendment Period.
3.12    Amendment to Section 9.11(d)(i). Section 9.11(d)(i) of the Credit Agreement is hereby amended to read as follows:

(i)    no Default, Event of Default has occurred and is continuing nor would a Default, Event of Default or Borrowing Base Deficiency (after giving effect to Section 2.08(a) and any prepayment of the Loans made with the proceeds of such sale or other Disposition or Unwind (including any prepayment required to be made pursuant to Section 2.08(a) and Section 3.04(c)(iv)(A))) result therefrom,
Section 4    Conditions Precedent to Effective Date. This Agreement shall become effective on the date (such date, the “Effective Date”) when each of the following conditions is satisfied (or waived) in accordance with the terms herein:
4.1    The Administrative Agent and the Lenders, shall have received (a) reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under Section 12.03 of the Credit Agreement in connection with this Agreement (including, the fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent) and (b) a consent fee payable to the Administrative Agent for the account of each Lender that executes and delivers a signed counterpart of this Agreement on or prior to the Effective Date (each such Lender, a “Consenting Lender”) in an amount equal to 0.175% of each such Consenting Lender’s pro rata share of the Borrowing Base in effect immediately prior to the Effective Date.
4.2    The Administrative Agent shall have received from the Borrower, each Guarantor, and the Lenders constituting the Majority Lenders, counterparts of this Agreement signed on behalf of such Persons.
4.3    As of the Effective Date, after giving effect to this Agreement, (a) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such earlier date and (b) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing.
Each party hereto hereby authorizes and directs the Administrative Agent to declare the this Agreement to be effective (and the Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 5    Miscellaneous.
5.1    Limitation of Waivers. The consent, waiver and agreement contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist (other than, for the avoidance of doubt, with respect to the September 30, 2019 Leverage Ratio) or which may occur in the future under the

Credit Agreement or any other Loan Document, or any future defaults of the same provision waived hereunder (collectively, “Other Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Other Violations, (b) except as set forth herein, amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this letter shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Violations.
5.2    Confirmation. The provisions of the Credit Agreement shall remain in full force and effect following the Effective Date.
5.3    Ratification and Affirmation; Representations and Warranties. Each of the Guarantors and the Borrower (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document (including, without limitation, the Guaranteed Liabilities) and agrees that each Loan Document remains in full force and effect as expressly amended hereby, (c) certifies to the Lenders, on the Effective Date, as applicable, that, after giving effect to this Agreement and the amendments and transactions occurring on the Effective Date, (i) the representations and warranties of each Loan Party set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct), except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty are true and correct) as of such earlier date and (ii) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing and (c) acknowledges that it is a party to certain Security Instruments securing the Secured Obligations and agrees that according to their terms the Security Instruments to which it is a party will continue in full force and effect to secure the Secured Obligations under the Loan Documents, as the same may be amended, supplemented or otherwise modified.
5.4    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed a signature page of this Agreement by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
5.5    No Oral Agreement. This Agreement, the Credit Agreement, the other Loan Documents and any separate letter agreement with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreement and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
5.6    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
5.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.
5.8    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
5.9    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with Section 12.04 of the Credit Agreement.
5.10    Loan Documents. This Agreement is a Loan Document.
5.11    GENERAL RELEASE.
(a)    AS PART OF THE CONSIDERATION FOR THE LENDERS’ AND THE ADMINISTRATIVE AGENT’S EXECUTION OF THIS AGREEMENT, EACH LOAN PARTY, ON BEHALF OF ITSELF AND ITS SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, PARTNERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY FOREVER, FULLY, UNCONDITIONALLY, AND IRREVOCABLY RELEASES, WAIVES, AND FOREVER DISCHARGES THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND EACH OF THEIR SUCCESSORS, ASSIGNS, EQUITYHOLDERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ATTORNEYS AND OTHER PROFESSIONALS (COLLECTIVELY, THE “RELEASEES”) FROM ANY AND ALL CLAIMS, LIABILITIES, OBLIGATIONS, DEBTS, DEMANDS, CAUSES OF ACTION (WHETHER AT LAW OR IN EQUITY OR OTHERWISE), DAMAGES, COSTS, ATTORNEYS’ FEES, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, DEFENSES, COUNTERCLAIMS, SETOFFS, AND OTHER CLAIMS OF

EVERY KIND OR NATURE WHATSOEVER, WHETHER KNOWN OR UNKNOWN, WHETHER LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, FIXED OR CONTINGENT, DIRECTLY OR INDIRECTLY ARISING OUT OF, CONNECTED WITH, RESULTING FROM OR RELATED TO ANY ACT OR OMISSION UNDER ANY LOAN DOCUMENT BY ANY LENDER OR THE ADMINISTRATIVE AGENT OR ANY OTHER RELEASEE PRIOR TO THE DATE HEREOF (COLLECTIVELY, THE “CLAIMS”); PROVIDED THAT THE FOREGOING SHALL NOT RELEASE CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. EACH LOAN PARTY FURTHER AGREES THAT IT SHALL NOT COMMENCE, INSTITUTE, OR PROSECUTE ANY LAWSUIT, ACTION OR OTHER PROCEEDING, WHETHER JUDICIAL, ADMINISTRATIVE OR OTHERWISE, TO COLLECT OR ENFORCE ANY CLAIM EXCEPT THAT NO LOAN PARTY SHALL HAVE ANY OBLIGATION HEREUNDER WITH RESPECT TO ANY CLAIM RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY RELEASEE AS DETERMINED BY A FINAL NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION. FURTHERMORE, EACH OF THE RELEASING PARTIES HEREBY ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY COVENANTS AND AGREES WITH AND IN FAVOR OF EACH RELEASEE THAT IT WILL NOT SUE (AT LAW, IN EQUITY, IN ANY REGULATORY PROCEEDING OR OTHERWISE) ANY RELEASEE ON THE BASIS OF ANY CLAIM RELEASED AND/OR DISCHARGED BY THE RELEASING PARTIES PURSUANT TO THIS SECTION 5.11. IN ENTERING INTO THIS AGREEMENT, EACH OF THE RELEASING PARTIES HAS CONSULTED WITH, AND HAS BEEN REPRESENTED BY, LEGAL COUNSEL AND EXPRESSLY DISCLAIMS ANY RELIANCE ON ANY REPRESENTATIONS, ACTS OR OMISSIONS BY ANY OF THE RELEASEES AND HEREBY AGREES AND ACKNOWLEDGES THAT THE VALIDITY AND EFFECTIVENESS OF THE RELEASES SET FORTH ABOVE DO NOT DEPEND IN ANY WAY ON ANY SUCH REPRESENTATIONS, ACTS AND/OR OMISSIONS OR THE ACCURACY, COMPLETENESS OR VALIDITY THEREOF.
(b)    THE PROVISIONS OF THIS SECTION 5.11 SHALL SURVIVE AND REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, THE REPAYMENT OR PREPAYMENT OF ANY OF THE LOANS, OR THE TERMINATION OF THE CREDIT AGREEMENT, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF.
(c)    EACH RELEASING PARTY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THE RELEASE SET FORTH ABOVE MAY BE PLEADED AS A FULL AND COMPLETE DEFENSE AND MAY BE USED AS A BASIS FOR AN INJUNCTION AGAINST ANY ACTION, SUIT OR OTHER PROCEEDING WHICH MAY BE INSTITUTED, PROSECUTED OR ATTEMPTED IN BREACH OF THE PROVISIONS OF SUCH RELEASE.
[Signature Pages Follow]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the Effective Date.

BORROWER:	LILIS ENERGY, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
GUARANTORS:	BRUSHY RESOURCES, INC.

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
HURRICANE RESOURCES LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
IMPETRO OPERATING LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
LILIS OPERATING COMPANY, LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer
IMPETRO RESOURCES, LLC

By: /s/ Joseph C. Daches
Name: Joseph C. Daches
Title: President, Chief Financial Officer and Treasurer

007870-0083-32445536

ADMINISTRATIVE AGENT:	BMO HARRIS BANK N.A., as Administrative Agent, and a Lender

By:        /s/ Melissa Guzmann_______________
Name:    Melissa Guzmann
Title:    Director

LENDERS:	SUNTRUST BANK, as a Lender
By:___/s/ Benjamin L. Brown_____________
Name:    Benjamin L. Brown
Title:    Director

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender
By:        /s/ Scott Mackey_____________________
Name:    Scott Mackey
Title:    Director